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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



                                                        State or
                                                  Other Jurisdiction
        Subsidiary                                 of Incorporation
---------------------------                       ------------------
Liberty Medical Supply, Inc.                      Florida
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Liberty Direct Services Corp.                     Delaware
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Liberty Home Pharmacy Corp.                       Delaware
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PolyMedica Healthcare, Inc.                       Delaware
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PolyMedica Pharmaceuticals
(U.S.A.), Inc.                                    Massachusetts
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PolyMedica Pharmaceuticals
(Puerto Rico), Inc.                               Delaware
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PolyMedica Securities, Inc.                       Massachusetts
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PolyMedica Pharmaceuticals
Securities, Inc.                                  Massachusetts
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PolyMedica Industries UK, Ltd.                    England and Wales
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PolyMedica Holdings, Inc.                         Delaware
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DrAlt.com Corporation                             Delaware
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